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                                                                    EXHIBIT C(3)

                       AMENDMENT TO SHAREHOLDER AGREEMENT

               This Amendment Agreement (the "Amendment") is made as of February 2, 1994, by and among Guaranty National Corporation, a Colorado corporation ("Guaranty"), Orion Capital Corporation, a Delaware corporation ("Orion"), and the wholly owned subsidiaries of Orion (the "Selling Shareholders") listed on
Schedule I to the Shareholder Agreement dated as of November 7, 1991 (the "Shareholder Agreement"), among Guaranty, Orion and the Selling Shareholders.

               WHEREAS, the parties have determined that it would be in their mutual best interests to provide for a further increase in the number of independent directors of Guaranty,

               NOW THEREFORE, in consideration of the premises and the mutual covenants and agreements, and subject to the terms and considerations set forth herein, the parties hereto agree as follows:

               1. Section 1.1(b) of the Shareholder Agreement is hereby amended so as to provide in the end of the first sentence thereof that "the Board of Directors of Guaranty shall consist of ten members." Clause (iii) of the second sentence thereof is hereby amended to provide that the Board of Directors of Guaranty shall include "up to five nominees . . . mutually agreeable to Orion and Guaranty . . . "

               2. Except as expressly provided herein, the Shareholder Agreement shall continue in full force and effect.

               IN WITNESS WHEREOF, each of the parties hereto duly authorized thereUnto has executed this Agreement as of the day and year set forth in the heading hereof.

                                             GUARANTY NATIONAL CORPORATION

                                             By:  /s/ Michael L. Pautler

                                                       Michael L. Pautler
                                                       Senior Vice President

                                             ORION CAPITAL CORPORATION

                                             By: /s/ Michael P. Mahoney

                                                     Michael P. Mahoney
                                                     Vice President
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                                             THE CONNECTICUT INDEMNITY COMPANY

                                             CONNECTICUT SPECIALTY INSURANCE
                                             COMPANY

                                             DESIGN PROFESSIONALS INSURANCE
                                             COMPANY

                                             EMPLOYEE BENEFITS INSURANCE
                                             COMPANY

                                             THE FIRE & CASUALTY INSURANCE
                                             COMPANY OF CONNECTICUT

                                             SECURITY INSURANCE COMPANY OF
                                             HARTFORD

                                             SECURITY REINSURANCE COMPANY

                                             By: /s/ Michael P. Mahoney
                                                 ----------------------
                                                      Michael P. Mahoney
                                                      Vice President


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